Exhibit 99.1

Funko Reports Third Quarter 2019 Financial Results

Sales Increased 26% to $223.3 Million

Net Income Grew to $15.5 million from $7.6 million

Adjusted EBITDA Rose 20%

EVERETT, Wash. October 31, 2019-- Funko, Inc. ("Funko,” or the “Company”) (Nasdaq: FNKO), a leading pop culture consumer products company, today reported its consolidated financial results for the third quarter ended September 30, 2019.

Third Quarter 2019 Highlights1

•	Net sales increased 26% to $223.3 million
•	Gross profit[2] increased 26% to $85.5 million
•	Gross margin[2] decreased 10 basis points to 38.3%
•	Income from operations increased 36% to $22.6 million
•	Net income increased to $15.5 million from $7.6 million
•	Earnings per diluted share increased to $0.25
•	Adjusted Net Income[3] was $19.9 million compared to $13.6 million in the third quarter of 2018, and Adjusted Earnings per Diluted Share[3] was $0.38, compared to $0.27 in the third quarter of 2018
•	Adjusted EBITDA[3] increased 20% to $40.6 million

“Funko once again delivered another quarter of strong growth and financial performance” said Brian Mariotti, Funko’s CEO. “We are driving results by executing against our strategic initiatives and investing in the long-term success of Funko.”

“More and more people are choosing Funko to be the platform in which they engage with pop culture. We are focused on finding new and innovative ways to connect people to their favorite entertainment through fan experiences as well as digital and physical goods.”

[1]

The prior period amounts have been revised to reflect the correction of immaterial errors related to an underpayment of certain duties owed to U.S. Customs as well as other previously identified immaterial errors. Please see Note 1 to our Form 10-Q for the period ended September 30, 2019 for further information.

[2]

Gross profit is calculated as net sales less cost of sales (excluding depreciation and amortization).   Gross margin is calculated as net sales less cost of sales (excluding depreciation and amortization) as a percentage of net sales.

[3] Adjusted Net Income, Adjusted Earnings per Diluted Share, EBITDA and Adjusted EBITDA are non-GAAP financial measures. For a reconciliation of Adjusted Net Income, Adjusted Earnings per Diluted Share, EBITDA and Adjusted EBITDA to the most directly comparable U.S. GAAP financial measures, please refer to the “Non-GAAP Financial Measures” section of this press release.

“There continues to be strong global demand for our products as the proliferation of content persists around the world. We are continuing to make the investments needed to capitalize on our expanding growth opportunities in both new and existing markets.”

Third Quarter 2019 Financial Results

Net sales increased 26% to $223.3 million in the third quarter of 2019 from $176.9 million in the third quarter of 2018.  The growth was driven primarily by an increase in the number of active properties and strong sales demand in the United States and Europe.

In the third quarter of 2019, the number of active properties increased 13% to 627 from 553 in the third quarter of 2018 and net sales per active property increased 11%. On a geographical basis, net sales in the United States increased 21% to $147.3 million and net sales internationally increased 37% to $76 million with strong growth in Europe. On a product category basis, net sales of figures increased 24% to $176.5 million and net sales of other products increased 33% to $46.8 million versus the third quarter of 2018, driven primarily by continued growth of our Loungefly and other softline products and the introduction of our games product line.

The tables below show the breakdown of net sales on a geographical and product category basis (in thousands):

	Three Months Ended September 30,		Period Over Period Change
	2019	2018	Dollar	Percentage
Net sales by geography:
United States	$147,308	$121,316	$25,992	21.4%
International	75,999	55,599	20,400	36.7%
Total net sales	$223,307	$176,915	$46,392	26.2%

	Three Months Ended September 30,		Period Over Period Change
	2019	2018	Dollar	Percentage
Net sales by product:
Figures	$176,480	$141,762	$34,718	24.5%
Other	46,827	35,153	11,674	33.2%
Total net sales	$223,307	$176,915	$46,392	26.2%

Gross margin2 in the third quarter of 2019 decreased 10 basis points to 38.3% compared to 38.4% in the third quarter of 2018. The decrease in gross margin2 in the third quarter of 2019 compared to the third quarter of 2018 was driven primarily by higher duties related to our Loungefly products, partially offset by lower license and royalty costs as a percentage of net sales and lower shipping and freight costs as a percentage of net sales.

SG&A expenses increased 27% to $52.4 million in the third quarter of 2019 from $41.3 million in the third quarter of 2018, primarily driven by growth and investment in the business and the continued expansion of our office, retail and warehouse facilities, reflecting an increase of $5.0 million in personnel and related costs (including salary and related taxes/benefits, commissions and stock compensation expense), an increase of $2.1 million in administrative and other costs, an increase of $1.3 million in warehouse and office support and an increase of $1.1 million in rent and related facilities costs.  In addition, SG&A expenses included $2.9 million of legal, accounting and other related costs incurred in connection with the Company’s investigation of the underpayment of customs duties at Loungefly.  SG&A expenses increased 20 basis points as a percentage of net sales.

Net income for the third quarter of 2019 increased to $15.5 million from $7.6 million in the third quarter of 2018, and Adjusted Net Income3 increased $6.3 million to $19.9 million from $13.6 million in the third quarter of 2018. Factors that led to net income and Adjusted Net Income3 growing faster than net sales in the third quarter of 2019 compared to the third quarter of 2018 include lower depreciation and amortization expense as a percentage of net sales, a reduction in interest expense, net and the reduced impact of foreign currency gains and losses relating to transactions denominated in currencies other than the US dollar compared to the third quarter of 2018.

Adjusted EBITDA3 in the third quarter of 2019 rose 20% to $40.6 million or 18.2% of net sales from $33.9 million, or 19.2%, of net sales in the third quarter of 2018. The decrease in Adjusted EBITDA3 as a percentage of net sales in the third quarter of 2019 compared to the third quarter of 2018 resulted primarily from higher SG&A as a percentage of net sales reflecting investments we made in the business.

2019 Outlook

The Company is reiterating its outlook for the full year 2019. The Company expects net sales to be in a range of $840 million to $850 million. Adjusted EBITDA3 is expected to be in a range of $140 million to $145 million. Adjusted Earnings per Diluted Share3 is expected to be in a range of $1.15 per share to $1.22 per share and is based on estimated adjusted average diluted shares outstanding of 53.5 million for the full year 2019.

Adjusted EBITDA and Adjusted EPS are non-GAAP measures. A table at the end of this release reconciles Funko’s outlook for the full year 2019 Adjusted EBITDA and Adjusted Earnings per Diluted Share guidance to the most directly comparable U.S. GAAP financial measures.  Please refer to the “Non-GAAP Financial Measures” section of this press release.

Conference Call and Webcast

The Company will host a conference call at 4:30 p.m. Eastern Time (1:30 p.m. Pacific Time) today, October 31, 2019, to further discuss its third quarter results. Investors and analysts can participate on the conference call by dialing (877) 407-9039 or (201) 689-8470. Interested parties can also listen to a live webcast or replay of the conference call by logging on to the Investor Relations section on the Company’s website at https://investor.funko.com/. The replay of the webcast will be available for one year.

About Funko

Headquartered in Everett, Washington, Funko is a leading pop culture consumer products company. Funko designs, sources and distributes licensed pop culture products across multiple categories, including vinyl figures, action toys, plush, apparel, housewares and accessories for consumers who seek tangible ways to connect with their favorite pop culture brands and characters. Learn more at https://funko.com/, and follow us on Twitter (@OriginalFunko) and Instagram (@OriginalFunko).

Forward Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained in this press release that do not relate to matters of historical fact should be considered forward-looking statements, including statements regarding our anticipated financial results, the underlying trends in our business, growing demand for our products, our potential for growth, plans for investments in our business and future opportunities, including expanding into new product categories, broadening our retailer network and increasing international sales. These forward-looking statements are based on management’s current expectations. These statements are neither promises nor guarantees, but involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements, including, but not limited to, the following: our ability to maintain and realize the full value of our license agreements; the ongoing level of popularity of our products with consumers; changes in the retail industry and markets for our consumer products; our ability to maintain our relationships with retail customers and distributors; our ability to compete effectively; fluctuations in our gross margin; our dependence on content development and creation by third parties; our ability to develop and introduce products in a timely and cost-effective manner; our ability to obtain, maintain and protect our intellectual property rights or those of our licensors; potential violations of the intellectual property rights of others; risks associated with counterfeit versions of our products; our ability to attract and retain qualified employees and maintain our corporate culture; risks associated with our international operations; changes in U.S. tax law; foreign currency exchange rate exposure; the possibility or existence of global and regional economic downturns; our dependence on vendors and outsourcers; risks relating to government regulation; risks relating to litigation, including products liability claims and securities class action litigation; any failure to successfully integrate or realize the anticipated benefits of acquisitions or investments; reputational risk resulting from our e-commerce business and social media presence; risks relating to our indebtedness and our ability to secure additional financing; the potential for our electronic data to be compromised; the influence of our significant stockholder, ACON, and the possibility that ACON’s interests may conflict with the interests of our other stockholders; risks relating to our organizational structure; volatility in the price of our Class A common stock; and the potential that we will fail to establish and maintain effective internal control over financial reporting. These and other important factors discussed under the caption “Risk Factors” in our quarterly report on Form 10-Q for the quarter ended September 30, 2019 and our other filings with the Securities and Exchange Commission could cause actual results to differ materially from those indicated by the forward-looking statements made in this press release. Any such forward-looking statements represent management’s estimates as of the date of this press release. While we may elect to update such forward-looking statements at some point in the future, we disclaim any obligation to do so, even if subsequent events cause our views to change. These forward-looking statements should not be relied upon as representing our views as of any date subsequent to the date of this press release.

Investor Relations:

Sean McGowan	Andrew Harless
Gateway Investor Relations	Funko Investor Relations
FNKO@gatewayir.com	andrewh@funko.com
(949) 574-3860	(425) 783-3616

Media:

Jessica Piha-Grafstein, Funko

jessicap@funko.com

425-783-3616

Funko, Inc. and Subsidiaries

Condensed Consolidated Statements of Operations

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018 (1)	2019 (1)	2018 (1)
	(In thousands, except per share data)
Net sales	$223,307	$176,915	$581,571	$452,849
Cost of sales (exclusive of depreciation and amortization shown separately below)	137,801	109,046	361,455	281,574
Selling, general, and administrative expenses	52,424	41,267	136,539	110,306
Acquisition transaction costs	—	—	—	28
Depreciation and amortization	10,472	9,961	31,127	28,912
Total operating expenses	200,697	160,274	529,121	420,820
Income from operations	22,610	16,641	52,450	32,029
Interest expense, net	3,620	5,750	11,455	17,230
Other expense, net	577	1,434	423	2,594
Income before income taxes	18,413	9,457	40,572	12,205
Income tax expense	2,865	1,906	6,464	2,661
Net income	15,548	7,551	34,108	9,544
Less: net income attributable to non-controlling interests	6,909	5,981	18,142	7,307
Net income attributable to Funko, Inc.	$8,639	$1,570	$15,966	$2,237

Earnings per share of Class A common stock:
Basic	$0.27	$0.07	$0.54	$0.10
Diluted	$0.25	$0.06	$0.50	$0.09
Weighted average shares of Class A common stock outstanding:
Basic	32,055	23,765	29,555	23,484
Diluted	34,503	26,286	31,712	25,124

(1)

The prior period amounts have been revised to reflect the correction of immaterial errors related to an underpayment of certain duties owed to U.S. Customs as well as other previously identified immaterial errors. Please see Note 1 to our Form 10-Q for the period ended September 30, 2019 for further information.

Funko, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

(Unaudited)

	September 30, 2019	December 31, 2018(1)
	(In thousands, except per share amounts)
Assets
Current assets:
Cash and cash equivalents	$13,492	$13,486
Accounts receivable, net	163,088	148,627
Inventory	94,347	86,622
Prepaid expenses and other current assets	14,039	11,904
Total current assets	284,966	260,639

Property and equipment, net	53,954	44,296
Operating lease right-of-use assets	61,847	—
Goodwill	124,282	116,078
Intangible assets, net	225,165	233,645
Deferred tax asset	55,232	7,407
Other assets	4,859	4,275
Total assets	$810,305	$666,340

Liabilities and Stockholders' Equity
Current liabilities:
Line of credit	$18,542	$20,000
Current portion long-term debt, net of unamortized discount	10,722	10,593
Current portion of operating lease liabilities	9,525	—
Accounts payable	61,415	36,130
Income taxes payable	937	4,492
Accrued royalties	37,767	39,020
Accrued expenses and other current liabilities	26,932	33,015
Total current liabilities	165,840	143,250

Long-term debt, net of unamortized discount	208,460	216,704
Operating lease liabilities, net of current portion	61,093	—
Deferred tax liability	38	5
Liabilities under tax receivable agreement, net of current portion	61,061	6,504
Deferred rent and other long-term liabilities	7,225	6,623

Commitments and contingencies

Stockholders' equity:
Class A common stock, par value $0.0001 per share, 200,000 shares authorized; 30,214 and 24,960 shares issued and outstanding as of September 30, 2019 and December 31, 2018, respectively	3	2
Class B common stock, par value $0.0001 per share, 50,000 shares authorized; 18,740 and 23,584 shares issued and outstanding as of September 30, 2019 and December 31, 2018, respectively	1	2
Additional paid-in-capital	200,365	146,154
Accumulated other comprehensive loss	(874)	(167)
Retained earnings	24,683	8,717
Total stockholders' equity attributable to Funko, Inc.	224,178	154,708
Non-controlling interests	82,410	138,546
Total stockholders' equity	306,588	293,254
Total liabilities and stockholders' equity	$810,305	$666,340
(1)

The prior period amounts have been revised to reflect the correction of immaterial errors related to an underpayment of certain duties owed to U.S. Customs as well as other previously identified immaterial errors. Please see Note 1 to our Form 10-Q for the period ended September 30, 2019 for further information.

Funko, Inc. and Subsidiaries

Non-GAAP Financial Measures

Adjusted Net Income, Adjusted Earnings per Diluted Share, EBITDA and Adjusted EBITDA are supplemental measures of our performance that are not required by, or presented in accordance with, U.S. GAAP. Adjusted Net Income, Adjusted Earnings per Diluted Share, EBITDA and Adjusted EBITDA are not measurements of our financial performance under U.S. GAAP and should not be considered as an alternative to net income (loss), earnings per share or any other performance measure derived in accordance with U.S. GAAP. We define Adjusted Net Income as net income attributable to Funko, Inc. adjusted for the reallocation of income attributable to non-controlling interests from the assumed exchange of all outstanding common units and options in FAH, LLC for newly issued-shares of Class A common stock of Funko, Inc. and further adjusted for the impact of certain non-cash charges and other items that we do not consider in our evaluation of ongoing operating performance.  These items include, among other things, reallocation of net income attributable to non-controlling interests, non-cash charges related to equity-based compensation programs, acquisition transaction costs and other expenses, foreign currency transaction gains and losses, the Loungefly customs investigation and related costs, certain severance, relocation and related costs, and other unusual or one-time items, and the income tax expense (benefit) effect of these adjustments.  We define Adjusted Earnings per Diluted Share as Adjusted Net Income divided by the weighted-average shares of Class A common stock outstanding, assuming (1) the full exchange of all outstanding common units and options in FAH, LLC for newly issued-shares of Class A common stock of Funko, Inc. and (2) the dilutive effect of stock options and unvested common units, if any. We define EBITDA as net income (loss) before interest expense, net, income tax expense (benefit), depreciation and amortization. We define Adjusted EBITDA as EBITDA further adjusted for non-cash charges related to equity-based compensation programs, acquisition transaction costs and other expenses, the Loungefly customs investigation and related costs, certain severance, relocation and related costs, foreign currency transaction gains and losses and other unusual or one-time items.  We caution investors that amounts presented in accordance with our definitions of Adjusted Net Income, Adjusted Earnings per Diluted Share, EBITDA and Adjusted EBITDA may not be comparable to similar measures disclosed by our competitors, because not all companies and analysts calculate these measures in the same manner. We present Adjusted Net Income, Adjusted Earnings per Diluted Share, EBITDA and Adjusted EBITDA because we consider them to be important supplemental measures of our performance and believe they are frequently used by securities analysts, investors, and other interested parties in the evaluation of companies in our industry. Management believes that investors’ understanding of our performance is enhanced by including these non-GAAP financial measures as a reasonable basis for comparing our ongoing results of operations.  Management uses Adjusted Net Income, Adjusted Earnings per Diluted Share, EBITDA and Adjusted EBITDA as a measurement of operating performance because they assist us in comparing the operating performance of our business on a consistent basis, as they remove the impact of items not directly resulting from our core operations; for planning purposes, including the preparation of our internal annual operating budget and financial projections; as a consideration to assess incentive compensation for our employees; to evaluate the performance and effectiveness of our operational strategies; and to evaluate our capacity to expand our business.

By providing these non-GAAP financial measures, together with reconciliations, we believe we are enhancing investors’ understanding of our business and our results of operations, as well as assisting investors in evaluating how well we are executing our strategic initiatives. In addition, our senior secured credit facilities use Adjusted EBITDA to measure our compliance with covenants such as senior leverage ratio. Adjusted Net Income, Adjusted Earnings per Diluted Share, EBITDA and Adjusted EBITDA have limitations as analytical tools, and should not be considered in isolation, or as an alternative to, or a substitute for net income (loss) or other financial statement data presented in this press release as indicators of financial performance. Some of the limitations are:

  • such measures do not reflect our cash expenditures, or future requirements for capital expenditures or contractual commitments;

  • such measures do not reflect changes in, or cash requirements for, our working capital needs;

  • such measures do not reflect the interest expense, or the cash requirements necessary to service interest or principal payments on our debt;

  • although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future and such measures do not reflect any cash requirements for such replacements; and

  • other companies in our industry may calculate such measures differently than we do, limiting their usefulness as comparative measures.

Due to these limitations, Adjusted Net Income, Adjusted Earnings per Diluted Share, EBITDA and Adjusted EBITDA should not be considered as measures of discretionary cash available to us to invest in the growth of our business. We compensate for these limitations by relying primarily on our GAAP results and using these non-GAAP measures only supplementally. As noted in the table below, Adjusted Net Income, Adjusted Earnings per Diluted Share and Adjusted EBITDA include adjustments for non-cash charges related to equity-based compensation programs, acquisition transaction costs and other expenses, foreign currency transaction gains and losses, and other unusual or one-time items. It is reasonable to expect that these items will occur in future periods. However, we believe these adjustments are appropriate because the amounts recognized can vary significantly from period to period, do not directly relate to the ongoing operations of our business and complicate comparisons of our internal operating results and operating results of other companies over time. Each of the normal recurring adjustments and other adjustments described herein and in the reconciliation table below help management with a measure of our core operating performance over time by removing items that are not related to day-to-day operations.

The following tables reconcile Adjusted Net Income, Adjusted Earnings per Diluted Share, EBITDA and Adjusted EBITDA to the most directly comparable U.S. GAAP financial performance measure:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018 (10)	2019 (10)	2018 (10)
	(In thousands, except per share data)
Net income attributable to Funko, Inc.	$8,639	1,570	$15,966	$2,237
Reallocation of net income attributable to non-controlling interests from the assumed exchange of common units of FAH, LLC for Class A common stock (1)	6,909	5,981	18,142	7,307
Equity-based compensation (2)	3,715	3,607	9,830	5,750
Acquisition transaction costs and other expenses (3)	733	2,663	383	2,691
Customs investigation and related costs (4)	2,907	—	3,357	—
Certain severance and relocation costs (5)	180	1,031	180	1,031
Foreign currency transaction loss (6)	577	1,434	423	2,594
Income tax expense (7)	(3,766)	(2,642)	(7,222)	(3,407)
Adjusted net income	19,894	13,644	41,059	18,203
Adjusted net income margin (8)	8.9%	7.7%	7.1%	4.0%

Weighted-average shares of Class A common stock outstanding-basic	32,055	23,765	29,555	23,484
Equity-based compensation awards and common units of FAH, LLC that are convertible into Class A common stock	20,510	27,682	22,556	27,046
Adjusted weighted-average shares of Class A stock outstanding - diluted	52,565	51,447	52,111	50,530
Adjusted earnings per diluted share	$0.38	$0.27	$0.79	$0.36

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018 (10)	2019 (10)	2018 (10)
	(amounts in thousands)
Net income	$15,548	$7,551	$34,108	$9,544
Interest expense, net	3,620	5,750	11,455	17,230
Income tax expense	2,865	1,906	6,464	2,661
Depreciation and amortization	10,472	9,961	31,127	28,912
EBITDA	$32,505	$25,168	$83,154	$58,347
Adjustments:
Equity-based compensation (2)	3,715	3,607	9,830	5,750
Acquisition transaction costs and other expenses (3)	733	2,663	383	2,691
Customs investigation and related costs (4)	2,907	—	3,357	—
Certain severance and relocation costs (5)	180	1,031	180	1,031
Foreign currency transaction loss (6)	577	1,434	423	2,594
Adjusted EBITDA	$40,617	$33,903	$97,327	$70,413
Adjusted EBITDA margin (9)	18.2%	19.2%	16.7%	15.5%

(1)

Represents the reallocation of net income attributable to non-controlling interests from the assumed exchange of common units of FAH, LLC for Class A common stock in periods in which income was attributable to non-controlling interests.

(2)	Represents non-cash charges related to equity-based compensation programs, which vary from period to period depending on timing of awards.
(3)	Represents legal, accounting, and other related costs incurred in connection with acquisitions and other potential transactions.
(4)

Represents legal, accounting and other related costs incurred in connection with the Company's investigation of the underpayment of customs duties at Loungefly.  For the nine months ended September 30, 2019, includes the accrual of a contingent liability of $0.5 million related to potential penalties that may be assessed by U.S. Customs in connection with the underpayment of customs duties at Loungefly.

(5)

For the three and nine months ended September 30, 2019, represents severance, relocation and related costs associated with the opening of a new warehouse facility in the United Kingdom.  For the three and nine months ended September 30, 2018, represents severance costs incurred in connection with the departure of certain executives, including the founders of Loungefly.

(6)	Represents both unrealized and realized foreign currency losses on transactions other than in U.S. dollars.
(7)	Represents the income tax expense effect of the above adjustments. This adjustment uses an effective tax rate of 25% for all periods presented.
(8)	Adjusted net income margin is calculated as Adjusted net income as a percentage of net sales.
(9)	Adjusted EBITDA margin is calculated as Adjusted EBITDA as a percentage of net sales.
(10)

The prior period amounts have been revised to reflect the correction of immaterial errors related to an underpayment of certain duties owed to U.S. Customs as well as other previously identified immaterial errors. Please see Note 1 to our Form 10-Q for the period ended September 30, 2019 for further information.

Guidance Reconciliation of Net Income to EBITDA, Adjusted EBITDA, Adjusted Net Income and Adjusted Earnings per Diluted Share

	Estimated Range for the Year Ending December 31, 2019
	(In millions except per share amounts)
Net income	$54.0	$58.3
Interest expense, net	15.8	15.6
Income tax expense	10.2	11.1
Depreciation and amortization	42.5	42.5
EBITDA	$122.5	$127.5
Adjustments:
Equity-based compensation (1)	13.2	13.2
Acquisition transaction costs and other expenses (2)	0.4	0.4
Customs investigation and related costs (3)	3.4	3.4
Certain severance, relocation and related costs (4)	0.2	0.2
Foreign currency transaction gain (5)	0.4	0.4
Adjusted EBITDA	$140.0	$145.0

Net income	$54.0	$58.3
Equity-based compensation (1)	13.2	13.2
Acquisition transaction costs and other expenses (2)	0.4	0.4
Customs investigation and related costs (3)	3.4	3.4
Certain severance, relocation and related costs (4)	0.2	0.2
Foreign currency transaction gain (5)	0.4	0.4
Income tax expense (6)	(10.2)	(10.6)
Adjusted net income	$61.3	$65.2

Weighted-average shares of Class A common stock outstanding	25.5	25.5
Equity-based compensation awards and common units of FAH, LLC that are convertible into Class A common stock	28.0	28.0
Adjusted weighted-average shares of Class A stock outstanding - diluted	53.5	53.5

Adjusted earnings per diluted share	$1.15	$1.22

(1)	Represents non-cash charges related to equity-based compensation programs, which vary from period to period depending on timing of awards.
(2)	Represents legal, accounting, and other related costs incurred in connection with potential and completed acquisitions and other transactions.
(3)

Represents legal, accounting and other related costs incurred through the nine months ended September 30, 2019 in connection with the Company's investigation of the underpayment of customs duties at Loungefly and the accrual of a contingent liability of $0.5 million related to potential penalties that may be assessed by U.S. Customs in connection with the underpayment of customs duties at Loungefly.

(4)	Represents severance, relocation and related costs associated with the consolidation of our new warehouse facilities in the United Kingdom through the nine months ended September 30, 2019.
(5)	Represents both unrealized and realized foreign currency gains and losses on transactions other than in U.S. dollars through the nine months ended September 30, 2019.
(6)	Represents the income tax expense effect of the above adjustments. This adjustment uses an effective tax rate of 25% for the year ending December 31, 2019.

Note:  The Company is not able to provide the expected impact of unrealized and realized foreign currency gains and losses for the three months ending December 31, 2019 on transactions without unreasonable efforts because the calculation for that change is primarily driven by changes in foreign currency exchange rates, principally British pounds and euros.  Additionally, the impacts are also driven by fluctuations in product sales and operating expenses in each of those local currencies, which can fluctuate month to month.  Therefore, the Company’s Adjusted EBITDA, Adjusted Net Income and Adjusted Earnings per Diluted Share for the year ending December 31, 2019, including the above adjustments, may differ materially from that forecasted in the table above.